Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑8 No. 333‑176723) pertaining to the 2008 Long Term Incentive Compensation Plan,
(2)	Registration Statement (Form S‑8 No. 333‑157669) pertaining to the 2008 Long Term Incentive Compensation Plan,
(3)	Registration Statement (Form S‑8 No. 333‑108173) pertaining to the 2003 Long Term Incentive Compensation Plan, and
(4)	Registration Statement (Form S‑8 No. 333‑198135) pertaining to the 2008 Long Term Incentive Compensation Plan;

of our reports dated February 24, 2017, with respect to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Penn National Gaming, Inc. and Subsidiaries, included in this Annual Report (Form 10‑K) of Penn National Gaming, Inc. and Subsidiaries for the year ended December 31, 2016.

eb
/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 24, 2017